Exhibit 99.15

EXECUTION VERSION

AMENDMENT AGREEMENT

TO

US$50,250,000 TERM LOAN FACILITY AGREEMENT

DATED 27 August  2021

AMONG

GenTao Capital Limited
acting as Borrower

Beacon Capital Group Inc.
Fast Horse Technology Limited
Sunrise Corporate Holding Ltd.
and

Chen Sheng (陈升)

each acting as a Guarantor

AND

Bold Ally (Cayman) Limited
acting as Lender

THIS AMENDMENT AGREEMENT (this “Amendment Agreement”) is dated 27 August 2021 and made between:

(1)	GENTAO CAPITAL LIMITED (with company number 1759132), a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Borrower”);

(2)	BEACON CAPITAL GROUP INC. (with company number 469757), a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Island (“Beacon”);

(3)	FAST HORSE TECHNOLOGY LIMITED (with company number 368150), a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Island (“Fast Horse”);

(4)	SUNRISE CORPORATE HOLDING LTD. (with company number 1622848), a BVI business company incorporated under the laws of the British Virgin Islands with its registered office at Kingston Chambers P.O. Box 173, Road Town, Tortola, British Virgin Islands (“Sunrise”);

(5)	CHEN SHENG (陈升) (“Promoter”, together with the Borrower, Beacon, Fast Horse and Sunrise, the "Obligors"); and

(6)	BOLD ALLY (CAYMAN) LIMITED (“Lender”),

(each a “Party” and, collectively, the “Parties”).

RECITALS:

(A)	Reference is made to the Facility Agreement (as defined below) entered into between, among others, the Parties.

(B)	The Parties have agreed to enter into this Amendment Agreement to amend certain terms of the Facility Agreement as more particularly set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Amendment Agreement:

“Facility Agreement” means the US$50,250,000 term loan facility agreement dated 19 August 2021 among (1) the Borrower as borrower, (2) Beacon, Fast Horse, Sunrise and the Promoter, each acting as a guarantor and (3) the Lender as lender (as amended and or restated from time to time).

“Personal Guarantee” means the PRC law governed guarantee agreement dated 19 August 2021 entered into by the Promoter in favour of the Lender.

“Promoter’s Confirmation” has the meaning given to it in paragraph (b) of Clause 2.4 (Guarantee Confirmation).

1.2	Incorporation of defined terms

Unless a contrary indication appears, terms defined in the Facility Agreement have the same meaning in this Amendment Agreement.

1.3	Amendments

(a)	Pursuant to clause 31.1 (Required Consents) of the Facility Agreement, the Obligors and the Lender wish to amend the Facility Agreement on the terms set out herein.

(b)	With effect from the date of this Amendment Agreement, the Facility Agreement shall be amended as follows:

(i)	The definition of Minimum Return Fee in the Facility Agreement will be deleted in its entirety and replaced with the following:

“Minimum Return Fee” means, with respect to any payment date of the Minimum Return Fee, an amount equal to the Commitment (including any increase in Commitment after the date of this Agreement but excluding any decrease in Commitment after the date of this Agreement) multiplied by 130% minus the aggregate of (i) the principal amount of all outstanding Loan(s) together with all accrued interest on such Loan(s), (ii) any prepayment of principal amount and interest made under this Agreement and (iii) the aggregate amount of any Exit Fees (Maturity), Exit Fees (Termination) or Exit Fees (Prepayment) paid or payable on or prior to such date, provided that if such Minimum Return Fee is less than zero, the Minimum Return Fee shall be deemed to be zero.

(ii)	Clause 7.1 (Repayment of Loans) of the Facility Agreement will be deleted in its entirety and replaced with the following:

"7.1 Repayment of Loans

The Borrower shall repay the outstanding principal amount of the Loans and the Exit Fees (Maturity) in full on the Final Repayment Date, provided that the Exit Fees (Maturity) shall be deemed to be zero if the Refinancing Borrower utilises in full the commitments provided by the Refinancing Lender under the Refinancing Agreement, and all such proceeds are applied towards repayment of the principal amount outstanding under the Finance Documents."

(iii)	Paragraph (c) of Clause 8.6 (Right of cancellation and repayment in relation to the Lender) of the Facility Agreement will be deleted in its entirety and replaced with the following:

"On the date falling 10 Business Days' (or such shorter period as the Lender may agree) after the Borrower has given notice under paragraph (a) above, the Borrower shall pay or repay to the Lender an amount equal to (A) if such payment or repayment is made prior to the Original Repayment Date, the lower of the amounts specified in paragraphs (i) and (ii) below, or (B) if such payment or repayment is made on or after the Original Repayment Date, the amount specified in paragraph (i) below:

(i) the amount which would have been payable if the principal amount of all outstanding Loan(s) being prepaid pursuant to Clause 8.6 (Right of cancellation and repayment in relation to the Lender) had been prepaid pursuant to paragraph (a) of Clause 8.4 (Voluntary prepayment of Loans) instead; and

(ii) the amount which would have been payable if the principal amount of all outstanding Loan(s) being prepaid pursuant to Clause 8.6 (Right of cancellation and repayment in relation to the Lender) had been prepaid pursuant to paragraph (b) of Clause 8.4 (Voluntary prepayment of Loans) instead."

(iv)	Clause 9.2 (Payment of interest) of the Facility Agreement will be deleted in its entirety and replaced with the following:

"9.2 Payment of interest

The Borrower shall pay the accrued interest on the Loan on the Final Repayment Date, provided that the accrued interest on the Loan shall be deemed to be zero if the Refinancing Borrower utilises in full the commitments provided by the Refinancing Lender under the Refinancing Agreement, and all such proceeds are applied towards repayment of the principal amount outstanding under the Finance Documents."

(v)	Clause 10 (Fees) of the Facility Agreement will be deleted in its entirety and replaced with the following:

"10 FEES

The Borrower shall pay to the Lender a Minimum Return Fee on the earlier of (i) the Final Repayment Date, (ii) the date of prepayment in full of all the Loans (other than any prepayment pursuant to paragraph (b) of Clause 8.4 (Voluntary prepayment of Loans)), and (iii) the date of an Acceleration Notice., provided that each of the Minimum Return Fee shall be deemed to be zero if the Refinancing Borrower utilises in full the commitments provided by the Refinancing Lender under the Refinancing Agreement, and all such proceeds are applied towards repayment of the principal amount outstanding under the Finance Documents."

(vi)	Clause 27.2 (Addresses) of the Facility Agreement will be deleted in its entirety and replaced with the following:

"The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice."

2.	MISCELLANEOUS

2.1	Designation as Finance Document

In accordance with the Facility Agreement, each of the Borrower and the Lender designates this Amendment Agreement as a Finance Document (as defined in the Facility Agreement).

2.2	Notices

For the purposes of clause 27.4 (Electronic communication) of the Facility Agreement, the email of each Party is as follows:

Each Obligor:	******************

Lender:	******************

2.3	Continuing obligations

Each Obligor agrees and acknowledges that the provisions of the Finance Documents shall, save as expressly amended pursuant to this Amendment Agreement, continue in full force and effect.

2.4	Guarantee Confirmation

(a)	Each Guarantor confirms that, with effect from (and including) the date of this Amendment Agreement, the guarantees and indemnities set out in the Facility Agreement (as amended pursuant to this Amendment Agreement) shall continue in full force and effect and extend to all new liabilities and obligations of any Obligor under the Finance Documents arising as a result of this Amendment Agreement.

(b)	The Promoter confirms that, with effect from (and including) the date of this Amendment Agreement, the guarantees and indemnities set out in the Personal Guarantee shall continue in full force and effect and extend to all new liabilities and obligations of any Obligor under the Finance Documents arising as a result of this Amendment Agreement (the “Promoter’s Confirmation”).

2.5	Security Confirmation

Each Obligor confirms that, with effect from (and including) the date of this Amendment Agreement, the liabilities and obligations arising under the Facility Agreement (as amended pursuant to this Amendment Agreement) and the Finance Documents shall form part of (but do not limit) the “Secured Obligations”, as defined in each Transaction Security to which that Obligor is a party.

2.6	Incorporation of terms

(a)	Subject to paragraph (b) below, clauses 2.1 (Construction), 2.2 (Third party rights), 27 (Notices), 29 (Partial Invalidity), 35 (Governing Law) and 36 (Enforcement) of the Facility Agreement shall be incorporated into this Amendment Agreement as if set out in full in this Amendment Agreement and as if references in that paragraph to “this Agreement” are references to this Amendment Agreement.

(b)	The Promoter’s Confirmation in accordance with paragraph (b) of Clause 2.4 (Guarantee Confirmation) is governed by the laws of the PRC. The competent PRC court where the Promoter is domiciled shall have exclusive jurisdiction to settle any disputes arising out of or in connection with the Promoter’s Confirmation.

This Amendment Agreement has been executed and delivered on the date stated at the beginning of this Amendment Agreement.

GENTAO CAPITAL LIMITED

By:

/s/ Sheng Chen
Name: Sheng Chen

Title: Director

[Project Valkryie – Amendment Agreement to Facility Agreement]

BEACON CAPITAL GROUP INC.

By:

/s/ Sheng Chen
Name: Sheng Chen

Title: Director

[Project Valkryie – Amendment Agreement to Facility Agreement]

FAST HORSE TECHNOLOGY LIMITED

By:

/s/ Sheng Chen
Name: Sheng Chen

Title: Director

[Project Valkryie – Amendment Agreement to Facility Agreement]

SUNRISE CORPORATE HOLDING LTD.

By:

/s/ Sheng Chen
Name: Sheng Chen

Title: Director

[Project Valkryie – Amendment Agreement to Facility Agreement]

BY ENTERING INTO THE FINANCE DOCUMENTS YOU MIGHT BECOME LIABLE INSTEAD OF OR AS WELL AS THE BORROWER OR OTHER OBLIGORS

YOU SHOULD SEEK INDEPENDENT LEGAL ADVICE BEFORE ENTERING INTO THIS AGREEMENT

CHEN SHENG (陈升)

By:

/s/ Sheng Chen
Name: Sheng Chen

Title: Director

[Project Valkryie – Amendment Agreement to Facility Agreement]

BOLD ALLY (CAYMAN) LIMITED

By:

/s/ Isatou Smith
Name: Isatou Smith

Title: Authorised Signatory

[Project Valkryie – Amendment Agreement to Facility Agreement]